UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2011
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14169	22-3178468

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland	20850-7464

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 2, 2011, Human Genome Sciences, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets, Inc., as underwriter (the “Underwriter”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $430 million aggregate principal amount of 3.00% Convertible Senior Notes due 2018 (the “Notes”), or $494.5 million aggregate principal amount if the Underwriter exercised in full its option to purchase additional Notes. On November 2, 2011, the Underwriter exercised its option in full to purchase $64.5 million in principal amount of additional Notes.
On November 7, 2011, the Company expects to complete the public offering of $494.5 million aggregate principal amount of Notes. The Notes will be issued pursuant to the Senior Indenture dated November 7, 2011 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated November 7, 2011 (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will be senior unsecured obligations of the Company, pay interest semi-annually on May 15 and November 15 at a rate of 3.00% per year, and will mature on November 15, 2018. Prior to August 15, 2018, the Notes will be convertible only upon specified events and during specified periods and, thereafter, at any time. The Notes are initially convertible at a conversion rate of 75.0469 shares of the Company’s common stock (the “Common Stock”) per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $13.33 per share, representing a 30% conversion premium based on the closing price of $10.25 per share of the Common Stock on November 1, 2011. The conversion rate is subject to adjustment upon the occurrence of certain events. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its Common Stock or a combination of cash and shares of its Common Stock, at the Company’s election.
If the Company undergoes a “fundamental change” (as defined in the Indenture), holders will, subject to certain conditions, have the option to require the Company to purchase their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change purchase date. In addition, following certain fundamental changes, the Company will increase the conversion rate for a holder who converts its Notes in connection with that fundamental change.
The occurrence of an Event of Default (as defined in the Indenture) may lead to the outstanding principal and unpaid interest of the Notes being immediately due and payable. The Indenture provides that an Event of Default will occur if:
•	the Company fails to pay the principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;
•	the Company fails to pay the interest on any Note when due and payable and such failure continues for a period of 30 days;
•	the Company fails to convert any Note in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five days;
•	the Company fails to give a fundamental change notice as set forth in the Indenture, or notice of a specified corporate event as set forth in the Indenture, and such failure continues for 30 days;
•	the Company fails to comply with its obligations under the Indenture with respect to transactions involving the Company’s merger, consolidation, or sale of assets;
•	the Company fails to comply with any other agreement contained in the Notes or the Indenture, and such failure continues for 60 days after notice is given in accordance with the indenture;
•	any indebtedness for money borrowed by the Company or one of its subsidiaries in an aggregate outstanding principal amount in excess of $25.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after notice is given in accordance with the Indenture;

•	the failure by the Company or any of its subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days or more; and
•	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Securities and Exchange Act of 1934, as amended) or any group of its subsidiaries that in the aggregate would constitute a “significant subsidiary.”
The summary of each of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, and the Notes is qualified in its entirety by reference to the text of the documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3 to this Current Report and are incorporated herein by reference.
The offering was made pursuant to an existing and effective shelf registration statement filed on Form S-3, as amended (File No. 333-162731) with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement filed with the SEC on November 2, 2011 and a final prospectus supplement filed with the SEC on November 4, 2011 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (together, the “Registration Statement”).
The net proceeds from the offering will be approximately $480.4 million after deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include repurchases of the Company’s outstanding 2 1/4% Convertible Subordinated Notes due 2012 before their scheduled maturity date on August 15, 2012, or repayment of the 2012 Notes at maturity, unless they are converted into the Company’s common stock. In addition, the Company will use a portion of the net proceeds from the issuance of the Notes to fund the cost of the capped call transactions described below in Item 8.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
As of November 2, 2011, the Company and certain counterparties entered into capped call transactions (the “Capped Call Transactions”), which will be effective on November 7, 2011, initially in connection with the issuance of the $430 million principal amount of Notes and later in connection with the issuance of the $64.5 million principal amount of additional Notes. The Capped Call Transactions have an initial strike price equal to the initial conversion price of the Notes and a cap price initially equal to $18.45, or approximately 180% of the last reported sale price of the Common Stock on the Nasdaq Global Select Market on November 1, 2011 (in each case subject to certain anti-dilutive adjustments similar to those applicable to the Notes). The Capped Call Transactions initially are intended to reduce the potential dilution to the Company’s Common Stock and/or offset any potential cash payments in excess of the principal amount of the converted Notes, as the case may be, in connection with conversion of the Notes, up to a stock price of $18.45 per share, which is the initial cap on the counterparties’ share delivery and/or cash payment obligation under the Capped Call Transactions. If, however, the market value per share of the Common Stock, as measured under the terms of the Capped Call Transactions, exceeds the applicable cap price of the Capped Call Transactions, the number of shares of Common Stock and/or the amount of cash the Company expects to receive upon exercise of the Capped Call Transactions will be limited. The Company will pay approximately $50.9 million from the net proceeds from the issuance and sale of the Notes to purchase the Capped Call Transactions.

In connection with the issuance and sale of the Notes, as described in Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed with, or incorporated by reference into, this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K), (ii) the Base Indenture and the First Supplemental Indenture (Exhibits 4.1 and 4.2 to this Current Report on Form 8-K), (iii) the Form of Notes, (iv) the opinion of counsel with respect to the validity of the Notes being sold in the offering (Exhibit 5.1 to this Current Report on Form 8-K) and (iv) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 to this Current Report on Form 8-K).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

1.1	Underwriting Agreement, dated as of November 2, 2011, by and between the Company and the Underwriter.

4.1	Senior Indenture dated November 7, 2011.

4.2	First Supplemental Indenture dated November 7, 2011.

4.3	Form of 3.00% Convertible Senior Note due 2018 (included in Exhibit 4.2).

5.1	Opinion of DLA Piper LLP (US) dated November 7, 2011.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-162731).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
By:	/s/ James H. Davis, Ph.D.
	Name:	James H. Davis, Ph.D.
	Title:	Executive Vice President, General Counsel and Secretary
Date: November 7, 2011

INDEX TO EXHIBITS

Exhibit No	Description
1.1	Underwriting Agreement, dated as of November 2, 2011, by and between the Company and the Underwriter.
4.1	Senior Indenture dated November 7, 2011.
4.2	First Supplemental Indenture dated November 7, 2011.
4.3	Form of 3.00% Convertible Senior Note due 2018 (included in Exhibit 4.2).
5.1	Opinion of DLA Piper LLP (US) dated November 7, 2011.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-162731).